EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

      CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

Delaware Trust Company
(Exact name of trustee as specified in its charter)

Delaware	51-0011500
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

251 Little Falls Drive Wilmington, Delaware	19808
(Address of principal executive offices)	(Zip code)

Corporation Service Company
251 Little Falls Drive
Wilmington, Delaware
(800) 927-9801
(Name, address and telephone number of agent for service)
_____________________________

LendingClub Corporation
(Exact name of obligor as specified in its charter)

Delaware	51-0605731
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

595 Market Street Suite 200 San Francisco, California	94105
(Address of principal executive offices)	(Zip code)
_____________________________

Member Payment Dependent Notes
(Title of the indenture securities)

EXHIBIT 25.1

Item 1.	General Information.
Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Office of the State Banking Commissioner
State of Delaware
555 East Loockerman Street
Dover, DE 19901

(b)	Whether it is authorized to excercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

Items 3-14.

No responses are included for Items 3–14 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee.

Not applicable.

Item 16.	List of Exhibits

List below all exhibits filed as part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect is contained in the Certificate of Incorporation.

Exhibit 2.	A copy of the Certificate of Incorporation.*

Exhibit 3.	See Exhibit 2.

Exhibit 4.	A copy of by-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

* Incorporated by reference to Exhibit 25.1 to the registration statement of LendingClub Corporation on Form S-3, Registration Number 333-218151 filed on May 22, 2017.

EXHIBIT 25.1

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Delaware Trust Company, a non-depository trust company and corporation duly organized and existing under the laws of Delaware, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 6th day of August 2019.

DELAWARE TRUST COMPANY

/s/ Benjamin Hancock
Name: Benjamin Hancock
Title: Assistant Vice President

EXHIBIT 25.1

EXHIBIT 6

August 6, 2019

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

DELAWARE TRUST COMPANY

/s/ Benjamin Hancock
Name: Benjamin Hancock
Title: Assistant Vice President

EXHIBIT 25.1

EXHIBIT 7

Report of Condition of

Delaware Trust Company
of 251 Little Falls Drive, Wilmington, Delaware 19808
at the close of business June 30, 2019, filed in accordance with 5 Del. Laws, c.9, §904

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$—
Interest-bearing balances	1,707
Securities:
Held-to-maturity securities	—
Available-for-sale securities	—
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	—
Securities purchased under agreements to resell	—
Loans and lease financing receivables:
Loans and leases held for sale	—
Loans and leases, net of unearned income	—
LESS: Allowance for loan and lease losses	—
Loans and leases, net of unearned income and allowance	—
Trading Assets	—
Premises and fixed assets (including capitalized leases)	38
Other real estate owned	—
Investments in unconsolidated subsidiaries and associated companies	—
Direct and indirect investments in real estate ventures	—
Intangible assets
Goodwill	—
Other intangible assets	1,426
Other assets	108,868
Total assets	$112,039

EXHIBIT 25.1

Dollar Amounts In Thousands
LIABILITIES
Deposits:
In domestic offices
Noninterest-bearing	$—
Interest-bearing	—
In domestic offices
Noninterest-bearing	—
Interest-bearing	—
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices
Securities sold under agreements to repurchase	—
Trading liabilities	—
Other borrowed money	—
(includes mortgage indebtedness and obligations under capitalized leases)
Subordinated notes and debentures	—
Other liabilities	2,606
Total liabilities	$2,606

EQUITY CAPITAL
Perpetual preferred stock and related surplus	$—
Common stock	500
Surplus (exclude all surplus related to preferred stock)	105,501
Retained earnings	3,432
Accumulated other comprehensive income	—
Other equity capital components	—
Total institution equity capital	109,433
Noncontrolling (minority) interests in consolidated subsidiaries	—
Total equity capital	109,433
Total liabilities, and equity capital	$112,039

I, Thomas C. Porth, CFO of the above-named State Non-Depository Trust Company, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate State regulatory authority and is true to the best of my knowledge and belief.

/s/ Thomas C. Porth
Thomas C. Porth
CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate State regulatory authority and is true and correct.

/s/ Rodman Ward	/s/ William G. Popeo
Rodman Ward	William G. Popeo